EXHIBIT 10.1

               Consulting Agreement


               CONSULTING AGREEMENT

     This Agreement is made as of the 14th day of January, 1997, by and between Royal Lane Studios, Inc., a Texas corporation ("Consultant"), and Definition, Ltd., a Nevada corporation (the "Company").

     WHEREAS, Consultant possesses experience in the field of television sales and programming for low power television stations and production of television programming; and

     WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934; and

     WHEREAS, the Company desires advice and guidance relating to the areas of expertise of Consultant, as aforesaid; and

     WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

     1. The Company hereby engages Consultant to render advice and counsel with respect to sales and production of television programming. Consultant hereby accepts such engagement and agrees to render such advice throughout the term of this Agreement.

      2. The services to be rendered by Consultant hereunder shall consist of the following:

          A. Rendering advice and performing services relating to television sales and programming for use by the Company in its low power television broadcasting operations.

          B. Rendering advice and performing services relating to the converting (from analog to digital) and editing of the Company's film library for use by the Company in its low power television broadcasting operations and for sale by the Company in foreign and domestic markets.


               Anything contained herein to the contrary notwithstanding, Consultant shall not render services hereunder in connection with the offer or sale of securities in a capital-raising transaction, in keeping with the proscription thereof contained in Section A of the General Instructions as to the use of Form S-8 promulgated by the Securities and Exchange
               Commission.

     3. The term of this Agreement shall commence upon execution of this Agreement and shall continue for a period of one (1) year.

          In addition to the fee payable hereunder, Consultant may, from time to time during the term of this Agreement, be reimbursed for costs paid and incurred by Consultant on behalf of the Company for travel, per diem, lodging, long distance communications, courier services, photocopying and printing. Any such reimbursement shall only be for such costs as are pre-approved by the Company.

     4. In consideration of the services to be performed by Consultant, the Company agrees to pay the sum of $80,000, payable by issuance to Consultant of 200,000 shares of the Company's $.001 par value Common Stock, at $.40 per share.

     5.   The Company represents and warrants to Consultant that:

          A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

          B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

          C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

     6. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will not directly or indirectly buy or sell the securities of the Company at any time when it is privy to non-public information.

     7. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

     Notices shall be addressed to Consultant at:

       Royal Lane Studios, Inc.
       1321 Valwood Parkway
       Suite 660
       Carrollton, Texas 75006

     and to the Company at:

       Definition, Ltd.
       1334 South Killian Drive
       Lake Park, Florida 33403

     with copies to:

       Newlan & Newlan, Attorneys at Law
       5525 North MacArthur Boulevard
       Suite 670
       Irving Texas 75038

     8. Consultant consents to the placement of the following legend, or a legend similar thereto, on the certificates representing the shares of Common Stock issued hereunder:


          THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON
          THE EXEMPTION FROM REGISTRATION AFFORDED BY
          SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED,
          AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF
          COUNSEL SATISFACTORY TO THE CORPORATION TO THE
          EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN
          ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND
          REGULATIONS.

      9.   Miscellaneous.

           A. In the event of a dispute between the parties, both Consultant and the Company agree to settle said dispute through the American Arbitration Association
                (the "Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

           B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

           C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

           D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

                                            DEFINITION, LTD.
                                            (a Nevada corporation)


                                            By:       /s/ Gerald L. Beeson
                                                     Gerald L. Beeson
                                                     Chief Executive Officer

                                            ROYAL LANE STUDIOS, INC.
                                            (a Texas corporation)



                                            By:       /s/ Sergio Bosco
                                                     Sergio Bosco
                                                     President